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                           STOCKHOLDERS' AGREEMENT
                           -----------------------



         THIS STOCKHOLDERS' AGREEMENT entered into this 11th day of April, 2003 among Gary Lafferty, Hermann Burckhardt and Alberto Burckhardt (collectively or individually referred to as the "Stockholders").

         WHEREAS, the Stockholders are record or beneficial owners of the number of NexGen Vision, Inc. (the "Company") shares of Class B Common Stock (the "Shares") set forth opposite their names; and

Name of Stockholder             Number of Class B Shares
-------------------             ------------------------
Gary Lafferty                   2,350,000
Hermann Burckhardt              2,106,250
Alberto Burckhardt              2,106,250

         WHEREAS, the parties wish to provide for continuity of management and control of the Company; to set forth the relative rights, duties and obligations of the parties.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, it is agreed as follows:

         1. TERM OF THIS AGREEMENT. This Agreement shall commence as of the date of execution and shall remain in force until the earlier of (i) payment of the current balance of
 $1,350,000 due to Robert Pittard or (ii) 12 months from the date hereof.

         2. SHARES SUBJECT TO AGREEMENT; Transfers. All Shares owned of record or beneficially or hereafter acquired by the Stockholders in either such capacity shall be subject to this Agreement. Except as specifically provided in this Agreement, the Company will have no obligation to recognize the ownership, beneficial or otherwise, of any such Shares that are sold, assigned or transferred whether voluntarily, by will, laws of descent and distribution, by court order, by operation of law or otherwise, unless and until such transferee agrees to be bound by the provisions of this Agreement.

         3. VOTING OF SHARES.

a.The Stockholders agree to vote their Shares of the Company so as to elect Gary Lafferty and Alberto Burckhardt or their respective designees as directors of the Company, and will take all action necessary or appropriate at each annual or special meeting of stockholders (including actions taken by written consent) during the term of this Agreement to insure Gary Lafferty and, Alberto

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Burckhardt  are  retained  as  directors  of  the  Company.  In  addition,   the
Stockholders agree to vote their Shares of the Company together against any proposal seeking the removal of any one or more of them from the Company's board of directors.

b. Hermann Burckhardt shall only vote his Shares during the term of this Agreement for the purposes specified above, provided that he may also vote to oppose (i) any proposal to approve a merger or consolidation involving the Company where the holders of Class A or B Common Stock (or common stock if there is only one class of common stock) receive less than $1.50 per share, subject to adjustment as provided in Section 4 or (ii) any Stock Option Plan or other employee benefit plan which permits the issuance of capital stock at less than $1.50 per share, subject to adjustment.

         4. Protection Against Dilution. If the Company effects any stock dividend, stock split, combination or exchange of shares, reclassification or recapitalization of the Company's common stock, reorganization of the Company, consolidates with or merges into or sells all or substantially all of the Company's assets to another corporation or any other similar event, the $1.50 price referred to in Section 3 shall be appropriately and equitably adjusted.

         5. Legend to be Placed on all Shares Certificates. The parties agree that all certificates evidencing Shares issued by the Company to the
Stockholders and any replacement or re-issuances thereof shall bear the following restrictive legend:

         The shares represented by the stock certificate may not be offered, sold or transferred except pursuant to the provisions of a Stockholders' Agreement dated April 11, 2003, a copy of which is maintained in the Company's offices.

         6. Public Sales. The above voting restrictions and transfer of Shares provisions shall lapse as to any Shares which are publicly sold under (i) Rule 144 of the Securities Act of 1933 or other exemption from registration or (ii) an effective registration statement.

         7. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         9. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

         10. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

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If to Gary Lafferty:                                 1535 Oak Industrial Lane
                                                     Suite F
                                                     Cumming, Georgia  30041

With a copy to:                                      Michael D. Harris, Esq.
                                                     Harris & Gilbert, LLP
                                                     1555 Palm Beach Lakes Blvd.
                                                     Suite 310
                                                     West Palm Beach, FL  33401
                                                     Facsimile (561) 478-1817

If to Hermann Burckhardt:                            9796 N.W 51st Terrace
                                                     Miami, Florida 33131
                                                     Facsimile:  (786) 425-0816

With a copy to :                                     Gerald L. Fishman
                                                     Wolin & Rosen, Ltd.
                                                     55 West Monroe Street
                                                     Suite 3600
                                                     Chicago, Illinois 60603
                                                     Facsimile:  (312) 424-0660


If to Alberto Burckhardt:                            1535 Oak Industrial Lane
                                                     Suite F
                                                     Cumming, Georgia  30041

With a copy to:                                      Michael D. Harris, Esq.
                                                     Harris & Gilbert, LLP
                                                     1555 Palm Beach Lakes Blvd.
                                                     Suite 310
                                                     West Palm Beach, FL  33401
                                                     Facsimile (561) 478-1817


or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         11. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement hereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court or arbitrator,

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as appropriate,  of reasonable  attorney's fees, including the fees on appeal or to enforce an award of attorneys' fees, costs and expenses.

         12. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

         13. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder

         14. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         15. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Atlanta, Georgia (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         16. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

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         IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:



                                              By: /s/ Gary Lafferty
-------------------------------                   -----------------------------
                                                  Gary Lafferty



-------------------------------



                                              By: /s/ Hermann Burckhardt
-------------------------------                   -----------------------------
                                                  Hermann Burckhardt



-------------------------------



                                              By: /s/ Alberto Burckhardt
-------------------------------                   -----------------------------
                                                  Alberto Burckhardt



-------------------------------


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